UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On February 1, 2011, American International Group, Inc. (AIG) completed the previously announced sale of its Japanese life insurance subsidiaries, AIG Star Life Insurance Co. Ltd (Star) and AIG Edison Life Insurance Company (Edison), to Prudential Financial, Inc. for total consideration of $4.8 billion, consisting of $4.2 billion in cash and $.6 billion in the assumption of third-party debt.
Under the terms of the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011 (the Intercompany Pledge Agreement), between AIG and certain subsidiaries, AIG is required to use all net cash proceeds of the Star and Edison sale to repay loans to AIG (the SPV Intercompany Loans) made by its subsidiaries AIA Aurora LLC (the AIA SPV), a special-purpose vehicle that holds AIG’s remaining shares in AIA Group Limited, and ALICO Holdings LLC (the ALICO SPV and, together with the AIA SPV, the SPVs), a special-purpose vehicle that holds the MetLife, Inc. securities that AIG received in the sale of American Life Insurance Company. In turn, the SPVs are generally required to distribute amounts received as repayment of the SPV Intercompany Loans to the U.S. Department of the Treasury (the Department of the Treasury), which holds preferred interests in each of the SPVs (SPV Preferred Interests). These arrangements are part of the recapitalization of AIG described in more detail in AIG’s Current Report on Form 8-K dated January 14, 2011.
On February 8, 2011, American International Group, Inc. (AIG) entered into a letter agreement with the Department of the Treasury (the Letter Agreement), pursuant to which AIG will be permitted to retain $2 billion of the net cash proceeds from the sale of Star and Edison. The $2 billion will be used to support the capital of Chartis, Inc. and its subsidiaries in connection with the reserve strengthening described in Item 8.01 of this Current Report on Form 8-K. The remainder of the net cash proceeds is expected to be used to repay the Department of the Treasury’s SPV Preferred Interests.
A copy of the Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated into this Item 1.01 by reference.
Section 8 — Other Events

Item 8.01	Other Events
On February 9, 2011, AIG issued a press release announcing that it expects to record a $4.1 billion charge, net of $446 million in discount and loss sensitive business premium adjustments, for the fourth quarter of 2010 to strengthen loss reserves in its Chartis property and casualty insurance subsidiaries.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Letter Agreement, dated as of February 8, 2011, between AIG and the Department of the Treasury.
99.1	Press Release of American International Group, Inc. dated February 9, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: February 9, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated as of February 8, 2011, between AIG and the Department of Treasury.
99.1	Press Release of American International Group, Inc. dated February 9, 2011